AMENDMENT TO THE AMENDED AND
RESTATED CONSULTING AGREEMENT

THIS AMENDMENT (“Amendment”) effective December 21, 2005 (“Amendment Effective Date”) is to the existing amended and restated Consulting Agreement (the “Agreement”) dated August 8, 2005 (the “Effective Date’) between James A. Wells, Ph.D. (“Consultant”) and Sunesis Pharmaceuticals Inc. (“Sunesis”). All capitalized terms herein shall have the same meaning as set forth in the Agreement.

WHEREAS, the parties hereto desire to modify the existing Agreement to provide the terms and conditions upon which Consultant may continue to provide consulting services to Sunesis.

THEREFORE, in consideration of the promises and mutual covenants contained in this Amendment, the parties hereby agree to the terms and conditions set forth below.

1.	Section 2 of the Agreement is deleted in its entirety and replaced with the following section:

“2.	Compensation.

A.  Cash. As consideration for Consultant’s performance of Services, Sunesis shall make cash payments to ‘The Regents of the University of California’ on behalf of Consultant as set forth below.

i)  For SAB Responsibilities: Consultant shall receive $1,500 per day for participation at each SAB Meeting.

ii)  For Consulting Responsibilities: Consultant shall be paid $5,000 for two (2) days of consulting per month (approx. ½ day per week per month). Additional consulting days will be paid at a rate of $3,000 per day (assuming an eight (8) hour day). Sunesis will make payments for Services performed under this paragraph 2.A.ii) on a monthly basis thirty (30) days after Sunesis’ receipt of Consultant’s invoice.

B. Stock Options. Separately, any Incentive Stock Options (ISOs) granted by Sunesis to Consultant while he was an employee will be converted to Non-Qualified Stock Options (NQSOs), and all unvested stock options will continue to vest during the next twelve (12) months in accordance with the normal vesting schedule for each grant. At the end of the 12- month period following the Effective Date vesting will end.”

Except as otherwise stated in this Amendment, all other terms and conditions of the original Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment to be executed as of the Amendment Effective Date.

Sunesis Pharmaceuticals, Inc.	Consultant
341 Oyster Point Boulevard	1341 Columbus Avenue
South San Francisco, California 94080	Burlingame, California 94010

By:	By:
Daryl B. Winter, Ph.D. Senior Vice President, General Counsel	James A. Wells, Ph.D.

Date Signed:	Date Signed:

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